Exhibit 10.37

Amendment No. 1

Paeonia Capital Pte. Ltd. Simple Agreement for Future Equity

This Amendment No. 1, dated as of April 1, 2026 (the “Effective Date”), is by and between Paeonia Capital Pte. Ltd. or its registered assigns (the “Investor”) and Exyn Technologies, Inc. (the “Company”), with respect to that certain Simple Agreement for Future Equity by and between Investor and Company dated on or about December 1, 2025, in the Original Principal Amount of $100,000 (the “SAFE”).

In this Amendment No. 1, the Investor and Company, for good and valuable consideration, which is hereby acknowledged, wish to extend the termination date under Section 1(e)(ii) of the SAFE for an additional sixty (60) days until May 30, 2026.

Other than this change to the termination date, all other terms and conditions of the SAFE shall remain intact and in full force and effect.

IN WITNESS WHEREOF, the Investor and Company have agreed to this Amendment No. 1 as of the Effective Date set out above.

EXYN TECHNOLOGIES, INC.

By:	/s/ Brandon Torres Declet
Name: Brandon Torres Declet
Title: Chief Executive Officer

ACCEPTED AND AGREED:

PAEONIA CAPITAL PTE. LTD.

By:	/s/ Hung Yin
Name: Hung Yin
Title: Founder